                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: July 24, 2002


                             HELMERICH & PAYNE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                          1-4221                 73-0679879
---------------                 ----------------         ----------------
(State or other                 (Commission File         (I.R.S. Employer
jurisdiction of                      Number)               Identification
incorporation)                                                 Number)


Utica at Twenty-first Street, Tulsa, Oklahoma                   74114
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


                                 (918) 742-5531
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



                               Page 1 of 10 Pages.

Item 9. Other Events.

         On July 24, 2002, Helmerich & Payne, Inc. issued the following press release:

         "TULSA, OK., -- Helmerich & Payne, Inc. announced net income of $28,218,000 ($0.56 per share, on a diluted basis) from revenues of $185,467,000 for the third quarter ended June 30, 2002, compared with net income of $40,437,000 ($0.79 per share, on a diluted basis) from revenues of $217,222,000 for the third quarter of the prior fiscal year. Net income for the first nine months of this fiscal year totaled $54,694,000 ($1.09 per share, on a diluted basis) from revenues of $515,190,000, compared with net income of $116,026,000 ($2.28 per share, on a diluted basis) from revenues of $631,341,000 for the same period last year. This year's third quarter and year-to-date results include net income from the sale of investment securities of $15,468,000 ($0.30 per share) and $15,792,000 ($0.31 per share), compared to $1,423,000 and $1,497,000 ($0.03 per share) for the same periods of fiscal 2001.

         Contract Drilling Division

         Total Contract Drilling Division operating profit for the third quarter was $17,907,000, down slightly from $17,949,000 for the previous quarter, and down substantially from $38,263,000 recorded for the third quarter of last year. Third quarter operating profit for U.S. operations of $14,360,000 was a slight improvement over the previous quarter's operating profit of $13,533,000, but down from $30,305,000 recorded in last year's third quarter. Average revenue per day for the U.S. land rig fleet was $11,501 for the recent quarter, compared with $12,386 for the second quarter of this year and $15,420 for the third quarter of 2001. Average U.S. land rig utilization was 85% for the current quarter, compared with 76% for the previous quarter, and 98% for the third quarter of 2001. The average number of H&P land rigs available for work in the U.S. has increased 30%, from 44.6 rigs in the third quarter of last year, to 58.1 rigs during the third quarter of this year. The increase is due to the additional FlexRigs(TM)* constructed by the Company over the past year, as well as four rigs moved from international locations to the U.S.


         *FlexRig(TM) hereinafter referred to as FlexRig.

         Revenues and profitability were flat in the Company's U.S. offshore platform rig business, even though rig utilization for the Company's fleet fell to 81% during the quarter, compared to 89% in the previous quarter, and 100% in last year's third quarter. Performance for the quarter was helped by reduced operating costs and the commencement of work for the Company's new offshore platform Rigs 205 and 206.

         Operating profit for the Company's international operations fell to $3,547,000 for the third quarter, compared with $4,416,000 for the previous quarter, and $7,958,000 for last year's third quarter. Rig utilization averaged 48% for the current quarter, compared with 58% in the previous quarter, and 60% in last year's third quarter. Rig activity continued to be low in all Company international locations except in Ecuador where rig utilization averaged 86% for the quarter. Rig activity in Venezuela, where the Company operates 14 of its 33 international rigs, averaged 38% for the quarter.

         As previously announced, the Company has begun construction of its third series of the H&P-designed FlexRig. The current series of rigs, named FlexRig3, is being assembled in the Company's construction facility in Houston. Two of the new FlexRig3s recently were deployed to the field to commence operations for customers. An additional 23 rigs are scheduled to be completed within the next 12-14 months. The next six FlexRig3s to be completed are already committed to specific customers for work. Rig utilization for all FlexRigs since 1998 have averaged over 95%. Upon the projected completion in late fiscal 2003 of the FlexRig3 project, it is estimated that the H&P land rig fleet in the U.S. will total 83 rigs, representing a 43% increase over the 58 rigs available during the recent quarter.

         To help finance the FlexRig3 construction and future capital requirements, the Company is currently negotiating a $200,000,000 intermediate term debt facility. This facility will provide for staged maturities from 5 to 12 years. The Company expects to finalize this facility in mid August 2002. To provide short-term financial flexibility, the Company recently sold a portion of its stock portfolio, generating $36,819,000 of gross proceeds, and also increased its revolving bank lines of credit to a total of $175,000,000. The Company currently has bank borrowings of $50,000,000 and its remaining stock portfolio has a market value of approximately $170,000,000.

         Oil and Gas Division

         As announced on February 25, 2002, the Company and Key Production Company, Inc. (Key) have signed a definitive agreement that provides for Helmerich & Payne, Inc. to spin off its Oil and Gas Division to its shareholders and for the newly spun company to combine with Key. The combined company, named Cimarex Energy Co., will be a new publicly traded exploration and production company. The boards of directors of H&P and Key have each unanimously approved the contemplated transaction. The transaction will close after receipt of necessary Key shareholder and regulatory approvals, including the receipt of a favorable letter ruling from the Internal Revenue Service. Closing will likely occur prior to the end of the Company's fiscal year (September 30, 2002). Approval of the transaction by H&P's shareholders will not be required. Subject to a favorable IRS ruling, it is anticipated that the transaction will be tax free to H&P and will be tax deferred to the shareholders of H&P and Key. Application will be made for Cimarex shares to be listed on the New York Stock Exchange.

         During the third quarter, the Company's Oil and Gas Division recorded improved operating profit over the previous quarter of this year, but significantly lower than recorded for last year's third quarter. Operating profit for the current quarter was $8,540,000, compared with $3,985,000 during the previous quarter, and $24,083,000 during last year's third quarter. The average price received for the Company's natural gas production was $2.94 per mcf during the recent quarter, compared with $2.05 in the previous quarter, and $4.27 per mcf for last year's third quarter. Oil prices averaged $24.34 per barrel during the recent quarter, compared with $20.11 during the previous quarter, both down from the $26.12 per barrel received for Company oil production during last year's third quarter. Production volumes were flat in both natural gas and oil compared with the previous quarter, but were down in both categories compared with the third quarter of last year. Operating profit for this quarter improved over last quarter due primarily to the improvement in natural gas prices, even though dry hole, depreciation and depletion expenses were up over the previous quarter. Additionally, there was an impairment charge on producing properties for the quarter of $2,464,000.

         Outlook

         Guidance for Helmerich & Payne, Inc.'s net income for fiscal year 2002 remains the same as that announced previously. Net income for the year is anticipated to be in the range of $1.00 to $1.10 per share, exclusive of the $0.31 per share net income recorded for gains from the sale of equity securities. This year's earnings guidance assumes a full year of income from the Company's Oil and Gas Division.

         Company President and C.E.O., Hans Helmerich commented, "Although industry conditions remain soft at this point, we continue to be encouraged by the market's response to the planned spin/merge and the selection of Key Production Company as Cimarex's merger partner. Additionally, recent field performance data are confirming reasons why the H&P FlexRig is in high demand and underscores our enthusiasm for the FlexRig3 construction program."

         Helmerich & Payne, Inc. (HP/NYSE) is an energy-oriented company engaged in contract drilling and oil and gas exploration and production. Currently, H&P has 60 U.S. land rigs, 12 U.S. platform rigs located in the Gulf of Mexico, and 33 rigs located in South America. Of the 60 U.S. land rigs currently available, 20 are the H&P-designed FlexRig. The Company is scheduled to complete the construction of an additional 23 FlexRigs to be put in service over the next 12 to 14 months.

         Helmerich and Payne, Inc.'s conference call/web cast is scheduled for this afternoon at 3:30 EDT (2:30 CDT). To listen, go to http://www.firstcallevents.com/service/ajwz361263400gf12.html. Due to applicable SEC regulations, the Company has elected not to archive this conference call on its website.

         Forward-Looking Statements

         It should be noted that this announcement contains certain statements that may be deemed to be "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
         Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the consummation of the proposed spin-off and merger, its effect on future earnings, cash flow or other operating results, the expected closing date of the proposed spin-off and merger, any other effect or benefit of the proposed spin-off and merger, the tax treatment of the proposed spin-off and merger and the combined company, market prospects, and any other statements that are not historical facts. H&P and Key strongly encourage readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond their ability to control or estimate precisely, and may in some cases be subject to rapid and material changes. Such assumptions include, but are not limited to, costs and difficulties related to the integration of the businesses, costs, delays and other difficulties related to the proposed spin-off and merger, closing conditions not being satisfied, general market conditions prevailing in the exploration for and development and production of oil and gas (including inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes), operating hazards and delays, actions by customers and other third parties, the future price of oil and gas, and other factors detailed in H&P's filings with the Securities and Exchange Commission (the "SEC"), which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. H&P and Key undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

         Additional Information

         In connection with the proposed spin-off and merger, Key and Cimarex filed with the SEC on May 9, 2002, a Registration Statement No. 333-87948 on Form S-4. Investors and security holders are urged to carefully read the Registration Statement regarding the proposed transaction because it contains important information. Investors and security holders may obtain a free copy of the Registration Statement and other documents containing information about Key and H&P's oil and gas division, without charge, at the SEC's web site at www.sec.gov. Copies of the Registration Statement and the SEC filings incorporated by reference therein may also be obtained for free by directing a request to either: Key Production Company, Inc., 707 Seventeenth Street, Suite 3300, Denver, Colorado 80202, Attention: Sharon M. Pope, Assistant Corporate Secretary; telephone 303-295-3995, fax:
         303-295-3494, or Helmerich & Payne, Inc, Utica at Twenty-First Street, Tulsa, Oklahoma

         74114, Attention: Steven R. Mackey, Corporate Secretary; telephone 918-742-5531, fax 918-743-2671.

         Participants in Solicitation

         H&P and Cimarex and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Key's shareholders in connection with the proposed merger. Hans Helmerich, Douglas E. Fears and Steven R. Mackey are currently directors of Cimarex, and each of them and Steven R. Shaw are currently officers of Cimarex (the "Cimarex Participants"). None of the Cimarex Participants beneficially owns any shares of Cimarex common stock. The Cimarex Participants are all executive officers of H&P. Information concerning H&P's participants in the solicitation is set forth in H&P's proxy statement dated January 25, 2002, which is filed with the SEC. Key's shareholders may obtain additional information about the interests of all such participants in the proposed merger by reading Registration Statement No. 333-87948 on Form S-4 which was filed with the SEC on May 9, 2002. Investors should read the Registration Statement carefully before making any voting or investment decisions."

                             HELMERICH & PAYNE, INC.
                                    Unaudited
                      (in thousands, except per share data)

                                                              06/30/02          09/30/01
                                                          ---------------   ---------------
Consolidated Condensed Balance Sheets
ASSETS:
 Total current assets                                     $       216,694   $       331,412
 Investments                                                      167,356           200,286
 Net property, plant, and equipment                               978,414           818,404
 Other assets                                                      12,796            14,405
                                                          ---------------   ---------------
TOTAL ASSETS                                              $     1,375,260   $     1,364,507
                                                          ===============   ===============
LIABILITIES AND SHAREHOLDERS' EQUITY:
 Total current liabilities                                $        83,953   $       121,221
 Total noncurrent liabilities                                     179,840           166,809
 Long-term debt                                                    50,000            50,000
 Total Shareholders' Equity                                     1,061,467         1,026,477
                                                          ---------------   ---------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $     1,375,260   $     1,364,507
                                                          ===============   ===============


                                                             Three Months Ended                 Nine Months Ended
                                                                  June 30                            June 30
                                                          2002              2001              2002             2001
                                                     --------------    --------------    --------------   --------------
Consolidated Statements of Income
REVENUES:
 Sales and other operating revenues                  $      159,912    $      212,573    $      486,668   $      621,138
 Income from investments                                     25,555             4,649            28,522           10,203
                                                     --------------    --------------    --------------   --------------
                                                            185,467           217,222           515,190          631,341
                                                     --------------    --------------    --------------   --------------
COST AND EXPENSES:
 Operating costs                                             91,464           111,120           290,714          312,242
 Depreciation, depletion and amortization                    25,728            21,341            74,614           62,103
 Dry holes and abandonments                                   5,628             6,878            15,751           25,626
 Taxes, other than income taxes                              10,389            10,276            28,502           31,210
 General and administrative                                   4,127             3,449            14,053           11,662
 Interest                                                      (684)           (1,626)               32             (951)
                                                     --------------    --------------    --------------   --------------
                                                            136,652           151,438           423,666          441,892
                                                     --------------    --------------    --------------   --------------
INCOME BEFORE INCOME TAXES AND EQUITY
IN INCOME OF AFFILIATES                                      48,815            65,784            91,524          189,449

INCOME TAX EXPENSE                                           21,259            25,679            39,354           74,832
EQUITY IN INCOME OF AFFILIATES,
 net of income taxes                                            662               332             2,524            1,409
                                                     --------------    --------------    --------------   --------------
NET INCOME                                           $       28,218    $       40,437    $       54,694   $      116,026
                                                     ==============    ==============    ==============   ==============
EARNINGS PER COMMON SHARE:
 Basic                                               $         0.57    $         0.80    $         1.10   $         2.31
 Diluted                                             $         0.56    $         0.79    $         1.09   $         2.28
Average common shares outstanding:
 Basic                                                       49,855            50,467            49,793           50,159
 Diluted                                                     50,574            51,256            50,306           50,941

                             HELMERICH & PAYNE, INC.
                                    Unaudited
                                 (in thousands)

                                                       Three Months Ended                  Nine Months Ended
                                                            June 30                            June 30
                                                     2002              2001              2002            2001
                                                --------------    --------------   --------------   --------------
Financial Results - Lines of Business

SALES AND OTHER REVENUES:

    Contract Drilling - Domestic                $       80,586    $       93,316   $      251,379   $      228,769
    Contract Drilling - International                   31,380            40,527          109,643          114,346
                                                --------------    --------------   --------------   --------------
        Total Contract Drilling                        111,966           133,843          361,022          343,115
                                                --------------    --------------   --------------   --------------
    Exploration and Production                          32,538            52,337           80,385          184,900
    Natural Gas Marketing                               13,193            23,508           38,995           83,661
                                                --------------    --------------   --------------   --------------
        Total Oil and Gas                               45,731            75,845          119,380          268,561
                                                --------------    --------------   --------------   --------------
    Real Estate                                          2,189             2,250            6,649            8,826
    Other                                               25,581             5,284           28,139           10,839
                                                --------------    --------------   --------------   --------------
        Total Revenues                          $      185,467    $      217,222   $      515,190   $      631,341
                                                ==============    ==============   ==============   ==============
OPERATING PROFIT (LOSS):

    Contract Drilling - Domestic                $       14,360    $       30,305   $       55,709   $       67,995
    Contract Drilling - International                    3,547             7,958           11,840           19,311
                                                --------------    --------------   --------------   --------------
        Total Contract Drilling                         17,907            38,263           67,549           87,306
                                                --------------    --------------   --------------   --------------
 Exploration and Production                              8,649            23,932            7,696           95,047
    Natural Gas Marketing                                 (109)              151            1,330            4,817
                                                --------------    --------------   --------------   --------------
         Total Oil and Gas                               8,540            24,083            9,026           99,864
                                                --------------    --------------   --------------   --------------
    Real Estate                                          1,340             1,008            4,073            5,312
                                                --------------    --------------   --------------   --------------
        Total Operating Profit                          27,787            63,354           80,648          192,482
                                                --------------    --------------   --------------   --------------

OTHER                                                   21,028             2,430           10,876           (3,033)

INCOME BEFORE INCOME TAXES AND                  --------------    --------------   --------------   --------------
EQUITY IN INCOME OF AFFILIATES:                 $       48,815    $       65,784   $       91,524   $      189,449
                                                ==============    ==============   ==============   ==============
Average Production and Prices

  Production
    Oil - Barrels Per Day                                2,044             2,224            2,052            2,303
    Natural Gas - Mcf Per Day                          103,511           117,782          105,450          117,500
  Sales Prices
    Oil - $ Per Barrel                          $        24.34    $        26.12   $        21.33   $        28.65
    Natural Gas - $ Per Mcf                     $         2.94    $         4.27   $         2.34   $         5.16

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    HELMERICH & PAYNE, INC.
                                          (Registrant)



                                    By: /s/ STEVEN R. MACKEY
                                       ----------------------------------------
                                       Name:  Steven R. Mackey
                                       Title: Vice President



Dated: July 24, 2002